Exhibit 99.1
Investor Contact:
Karen Breen
303-397-8592
TeleTech Announces Third Quarter 2009 Financial Results
Achieves $282 Million in Third Quarter Revenue and 32 Cents in Fully Diluted Earnings Per Share;
Raises Full Year 2009 Operating Margin Guidance to Between 9.0 and 9.5 Percent;
Solid Operational Performance Drives Free Cash Flow to a Record $54 Million;
Ends the Third Quarter with $115M in Cash and No Borrowings on its Credit Facility
Englewood, Colo., October 28, 2009 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of technology enabled business process outsourcing (“BPO”) services and solutions, today announced financial results for the third quarter 2009. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2009.
THIRD QUARTER 2009 FINANCIAL RESULTS
TeleTech reported third quarter and nine months 2009 revenue of $281.5 million and $887.1 million, respectively. This compares to $349.1 million and $1,074.2 million in the year-ago periods. On a constant currency basis, revenue declined 16.0 percent from the third quarter 2008 and 10.5 percent from the first nine months of 2008. These declines were attributable to lower client volumes due primarily to reduced demand for clients’ products or services given the weak economic environment, TeleTech’s efforts to proactively manage underperforming business out of its portfolio and the increased migration of certain client programs to offshore locations.
Revenue from TeleTech’s offshore locations reached a milestone in the third quarter climbing to $140.7 million or 50 percent of total revenue. For the first nine months of 2009 offshore revenue grew to $425.8 million or 48 percent of total revenue.
TeleTech’s third quarter 2009 gross margin improved 330 basis points to 30.9 percent from 27.6 percent in the year-ago quarter. This improvement was primarily due to the increased delivery of professional services and technology-based on-demand offerings, the termination of underperforming client programs and lower workforce attrition.
TeleTech’s third quarter 2009 income from operations was $28.0 million or 9.9 percent of revenue, representing a 210 basis point improvement from $27.2 million or 7.8 percent of revenue in the year-ago quarter. The increase in operating margin is primarily due to the gross margin improvement outlined above, in addition to lower restructuring and asset impairment charges and proactive management of the Company’s operating and workforce-related expenses.
Third quarter 2009 fully diluted earnings per share were 32 cents compared to third quarter 2008 fully diluted earnings per share of 29 cents attributable to TeleTech shareholders.
EXECUTIVE COMMENTARY ON TELETECH’S FINANCIAL RESULTS
“We are pleased with our ability to deliver solid profitability and earnings per share along with record free cash flow,” said Ken Tuchman, chairman and chief executive officer. “Our business is operating very efficiently and is a testament to the strength of our leadership team and their in-depth understanding of
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the key performance levers of our global operations. Our focus remains on improving our topline results. We are encouraged by the pace of new business wins thus far in the fourth quarter as well as the ongoing business discussions we are having with both current and prospective clients. The marketplace is expressing a high level of interest in our revenue generation capabilities, our on-demand suite of offerings, and our ability to help companies simultaneously reduce global delivery risk and overall cost to serve. The breadth of TeleTech’s capabilities uniquely positions us to capture additional market share in 2010 and beyond.”
THIRD QUARTER 2009 BUSINESS HIGHLIGHTS
Strong Balance Sheet Continues to Fund Operations
•	As of September 30, 2009, TeleTech had cash and cash equivalents of $115 million, no borrowings on its credit facility and total other debt of $9 million, resulting in a net positive cash position of $106 million.

•	Free cash flow for the third quarter 2009 was $54.0 million, representing a 7 percent increase from $50.7 million in the year-ago quarter.

•	Capital expenditures in the third quarter 2009 were $4.8 million, down from $15.3 million in the year-ago quarter.

•	Return on invested capital was 28 percent as of September 30, 2009.
New Business
During the third quarter 2009, TeleTech signed an estimated $55 million in new annualized revenue from both new and existing clients. To date in the fourth quarter, TeleTech has signed an estimated $80 million in new annualized revenue and expects to close several additional new business opportunities before the end of 2009. Several of the new business wins in the fourth quarter included TeleTech’s revenue generation and on-demand suite of offerings.
BUSINESS OUTLOOK
TeleTech believes volumes in its base business are beginning to stabilize across its key industry verticals although volumes continue to be soft in certain of its smaller verticals including automotive, logistics, and travel and leisure. Accordingly, TeleTech expects fourth quarter 2009 revenue will approximate third quarter 2009 revenue. The revenue lift from seasonal volumes is expected to offset the absence of approximately $8 million in revenue recognized in the third quarter 2009 related to the completion of the short-term program for the Federal Communications Commission’s digital television conversion.
TeleTech expects 2009 full year operating margin excluding unusual charges will range between 9.0 percent and 9.5 percent, an increase from its previous expectation of between 7.5 percent and 8.5 percent.
Consistent with prior years, TeleTech plans to provide its 2010 business outlook in conjunction with its fourth quarter 2009 earnings announcement.
CONFERENCE CALL
A conference call and webcast with management will be held on Thursday, October 29, 2009 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, November 12, 2009.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. TeleTech and its subsidiaries have a 27-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. TeleTech and its subsidiaries have developed deep domain expertise and support more than 250 business process outsourcing programs serving more than 90 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by approximately 45,500 employees utilizing 36,000 workstations across 71 delivery centers in 17 countries. For additional information, visit www.teletech.com.
FORWARD-LOOKING STATEMENTS
Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost—effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2008. The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com. All information in this release is as of Oct 28, 2009. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$281,524	$349,110	$887,066	$1,074,162

Operating Expenses:
Cost of services	194,609	252,666	626,500	788,599
Selling, general and administrative	42,565	51,157	136,061	148,387
Depreciation and amortization	15,664	14,998	43,534	45,782
Restructuring charges, net	703	2,015	5,014	4,657
Impairment losses	—	1,033	4,587	1,033

Total operating expenses	253,541	321,869	815,696	988,458

Income From Operations	27,983	27,241	71,370	85,704
Other income (expense)	445	(777)	1,570	(2,368)

Income Before Income Taxes	28,428	26,464	72,940	83,336
Provision for income taxes	(6,971)	(5,368)	(18,479)	(20,697)

Net Income	21,457	21,096	54,461	62,639
Net income attributable to noncontrolling interest	(935)	(936)	(2,746)	(2,992)

Net Income Attributable to TeleTech Shareholders	$20,522	$20,160	$51,715	$59,647

Net Income Per Share Attributable to TeleTech Shareholders
Basic	$0.33	$0.30	$0.82	$0.86

Diluted	$0.32	$0.29	$0.81	$0.84

Income From Operations Margin	9.9%	7.8%	8.0%	8.0%
Net Income Attributable to TeleTech Shareholders Margin	7.3%	5.8%	5.8%	5.6%
Effective Tax Rate	24.5%	20.3%	25.3%	24.8%

Weighted Average Shares Outstanding
Basic	62,159	68,217	63,051	69,373
Diluted	63,832	69,508	64,122	70,922

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
North American BPO	$215,949	$245,945	$674,827	$776,856
International BPO	65,575	103,165	212,239	297,306
Database Marketing and Consulting	—	—	—	—

Total	$281,524	$349,110	$887,066	$1,074,162

Income (Loss) From Operations:
North American BPO	$30,882	$20,337	$84,623	$81,206
International BPO	(2,899)	6,969	(13,253)	4,922
Database Marketing and Consulting	—	(65)	—	(424)

Total	$27,983	$27,241	$71,370	$85,704

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$114,889	$87,942
Accounts receivable, net	201,613	236,997
Other current assets	78,244	79,949

Total current assets	394,746	404,888

Property and equipment, net	132,486	157,747
Other assets	101,520	106,307

Total assets	$628,752	$668,942

LIABILITIES AND EQUITY
Total current liabilities	$161,682	$180,099
Other long-term liabilities	36,293	127,949
Total equity	430,777	360,894

Total liabilities and equity	$628,752	$668,942

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Reconciliation of Gross Margin:

Revenue	$281,524	$349,110	$887,066	$1,074,162
Cost of services	194,609	252,666	626,500	788,599

Gross margin	$86,915	$96,444	$260,566	$285,563

Gross margin percentage	30.9%	27.6%	29.4%	26.6%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$20,522	$20,160	$51,715	$59,647
Interest income	(579)	(1,327)	(2,091)	(3,801)
Interest expense	466	1,595	2,629	4,649
Provision for income taxes	6,971	5,368	18,479	20,697

EBIT	$27,380	$25,796	$70,732	$81,192
Depreciation and amortization	15,664	14,998	43,534	45,782

EBITDA	$43,044	$40,794	$114,266	$126,974

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$21,457	$21,096	$54,461	$62,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,664	14,998	43,534	45,782
Other	21,719	29,900	54,683	16,878

Net cash provided by operating activities	58,840	65,994	152,678	125,299
Less — Total Capital Expenditures	4,791	15,320	19,092	51,728

Free Cash Flow	$54,049	$50,674	$133,586	$73,571

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$27,983	$27,241	$71,370	$85,704
Restructuring charges, net	703	2,015	5,014	4,657
Impairment losses	—	1,033	4,587	1,033
Equity-based comp review and restatement expenses	(745)	2,385	(260)	10,739

Non-GAAP Income from Operations	$27,941	$32,674	$80,711	$102,133

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$20,522	$20,160	$51,715	$59,647
Add: Asset impairment and restructuring charges, net of related taxes	498	2,094	6,442	4,080
Add: Equity-based comp review and restatement exp, net of related taxes	(528)	1,638	(174)	7,700
Less: Release of Income Tax Valuation Allowance	—	(2,915)	—	(2,915)

Non-GAAP Net Income attributable to TeleTech shareholders	$20,492	$20,977	$57,983	$68,512
Diluted shares outstanding	63,832	69,508	64,122	70,922
Non-GAAP EPS attributable to TeleTech shareholders	$0.32	$0.30	$0.90	$0.97

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$20,522	$20,160	$51,715	$59,647
Interest income	(579)	(1,327)	(2,091)	(3,801)
Interest expense	466	1,595	2,629	4,649
Provision for income taxes	6,971	5,368	18,479	20,697
Depreciation and amortization	15,664	14,998	43,534	45,782
Asset impairment and restructuring charges	703	3,048	9,601	5,690
Equity-based comp review and restatement expenses	(745)	2,385	(260)	10,739
Equity-based compensation expenses	2,881	2,956	8,960	7,690

Non-GAAP EBITDA	$45,883	$49,183	$132,567	$151,093